UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 9, 2005

PRECIS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2040 North Highway 360
Grand Prairie, Texas 75050

(Address of principal executive offices)

(866) 578-1665

(Issuer’s telephone number)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRECIS, INC.

Form 8-K

Current Report

Table of Contents

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 9.01	Exhibits

Signature

Item 2.01	Completion of Acquisition or Disposition of Assets

Precis, Inc. (the “Company”) announced today that it has sold substantially all of the operating assets of its Foresight Club division to Benefit Marketing Solutions (BMS), a privately-held Oklahoma company unaffiliated with the Company.  BMS also assumed certain liabilities of Foresight Club.  The transaction was completed on December 9, 2005, with an effective date of December 1, 2005.  The sale price was $475,000.  The Foresight Club designed and offered membership programs for rental-purchase companies, financial organizations, employer groups, retailers and association-based organizations.  These membership programs were sold as part of a point-of-sale transaction or through direct marketing efforts.  It was acquired by Precis in 2000.  The assets conveyed to BMS include the Company’s rights under customer agreements and software licenses and intellectual property associated with the trade name “Foresight Club”.  Assets related to the Company’s Foresight TPA division, a third party administrator, were not included in the sale.  All goodwill associated with the division was determined to be impaired and was written off in the fourth quarter of 2004.  Because of reserves for certain liabilities now assumed by BMS, the division’s assets had a negative carrying value.  The net effect to the Company’s income statement for the quarter and year ending December 31, 2005, has yet to be determined, but is expected to be a pre-tax gain of approximately $500,000.

Item 9.01	Exhibits

	Exhibit 99.1:	Press Release issued by the Company, dated December 12, 2005.

	Exhibit 99.2:	Asset Purchase Agreement amongst Precis, Inc., Foresight, Inc., and Benefit Marketing Solutions, LLC, dated as of December 9, 2005, to be effective as of December 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIS, INC.

By:	/s/ Frank Apodaca

Frank Apodaca
President

Dated: December 12, 2005